Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
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WASHINGTON, D.C.
WILMINGTON
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BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
	January 18, 2017	MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
Varonis Systems, Inc.		SINGAPORE
1250 Broadway, 29th Floor		TOKYO
New York, New York 10001		TORONTO

RE:	Varonis Systems, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Varonis Systems, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of (i) up to 163,182 additional shares (the “ESPP Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), that may be issued under the Varonis Systems, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) and (ii) up to 1,081,844 additional shares of the Company’s Common Stock (together with the ESPP Shares, the “Shares”) that may be issued under the Varonis Systems, Inc. 2013 Omnibus Equity Incentive Plan (the “2013 Incentive Plan” and together with the 2015 ESPP, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).

In rendering the opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement in the form to be filed with the Commission on the date hereof; (ii) each of the Plans; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (v) certain resolutions of the Board of Directors of the Company relating to the approval of each of the Plans, the filing of the Registration Statement and certain related matters; (vi) certain resolutions of the stockholders of the Company relating to the 2013 Incentive Plan and (vii) a copy of the Final Report of the Inspector of Elections for the Company’s 2015 Annual Meeting of Stockholders reflecting approval of the 2015 ESPP (Proposal No. 3) at such meeting. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion set forth below, we have also assumed that the issuance of the Shares will be properly recorded in the books and records of the Company pursuant to the terms of the Amended and Restated Bylaws.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) (including, to the extent applicable, the Delaware constitution and judicial decisions).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Shares are issued to the participants in accordance with the terms and conditions of each of the Plans for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed or any subsequent changes in the applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP